Exhibit 10.2

CONSENT

This Consent (“Consent”), dated as of February 28, 2017, is made by JGB (Cayman) Waltham Ltd. (“JGBWL”) and the JGB (Cayman) Concord Ltd. (“JGBCL” and together, the “Holders” and each a “Holder”) in favor of interCloud Systems, Inc., a Delaware corporation (the “Company”) and the guarantor’s executing this consent (the “Guarantors”).

WHEREAS, JGBWL is the holder of that certain Third Amended and Restated Senior Secured Convertible Debenture due May 31, 2019 (the “Debenture”);

WHEREAS, JGBCL is the holder of that certain Second Amended and Restated Senior Secured Convertible Note due May 31, 2019 (the “Note”);

WHEREAS, the Company is liable to JGBCL in the amount of $814,500 pursuant to Section 4 of that certain Acknowledgement, dated as of June 23, 2016, by and among the Holders, the Company and VaultLogix, LLC (the “True-Up Payment”);

WHEREAS, the Company, ADEX Corporation (a wholly-owned subsidiary of the Company and a guarantor of the Note and the True-Up Payment) (“Seller”) and HWN, Inc. (“HWN”) intend to enter into an Asset Purchase Agreement in substantially the form attached hereto as Exhibit A (the “High Wire Agreement”) whereby, among other things, Seller will sell certain assets to HWN (the “High Wire Sale”);

WHEREAS, each Article 7 of the Debenture and Article 7 of the Note prohibit the Company and Seller from entering into High Wire Agreement and consummating the High Wire Sale without the prior written approval of the Holders;

WHEREAS, the Company and Seller desire to apply a portion of the gross proceeds from the High Wire Sale equal to $3,625,000, first, to the payment in full of the True-Up Payment, second, to accrued and unpaid interest under the Note, in the amount of $32,170, and third, to the partial prepayment of $2,525,754.54 the Note pursuant to Section 2(d) thereof for a prepayment amount of $2,778,330 (together, the “Payments”);

WHEREAS, the Holders are willing to consent to the High Wire Sale in consideration of JGBCL’s receipt of the Payments; and

WHEREAS, pursuant to Section 9(e) of the Debenture and Section 9(e) of the Note, the consent requested by the Company to permit the High Wire Sale and the Company’s and Seller’s entry into the High Wire Agreement must be contained in a written agreement signed by the Company and the Holders;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.           Consent. As of the Effective Date (defined below), notwithstanding the provisions of Section 7(a)(iv) of the Debenture and Section 7(a)(iv) of the Note, the Holders hereby consent to the Company’s and the Seller’s entry into the High Wire Agreement and the High Wire Sale (collectively, the “Transaction”). The Holders further consent to the filing by Seller or any of its designees of a partial release with the Delaware and New York Secretaries of State on form UCC-3 (which shall be subject to the prior review and comment of the Holders), deleting from the collateral the Transferred Assets, as defined and described in the High Wire Agreement, upon confirmation of receipt by Holders of the Payments.

2.           Limitation of Consent. Without limiting the generality of Section 9(e) of the Debenture, the consent set forth above shall be limited precisely as written and relates solely to the provisions of Section 7(a)(iv) of the Debenture and Section 7(a)(iv) of the Note in the manner and to the extent described above and nothing in this Consent shall be deemed to:

(a)       Constitute a waiver of compliance by the Company or any Guarantor with respect to any other term, provision or condition of the Debenture, the Note or any other instrument or agreement executed by the Company or any Guarantor in connection therewith; or

(b)       Prejudice any right or remedy the Holders may have in the future under or in connection with the Debenture, the Note or any other instrument or agreement executed by the Company or any Guarantor in connection therewith.

3.           Conditions Precedent. This Consent shall become effective upon the date (the “Effective Date”) on which the Company has executed and delivered the High Wire Agreement and any and all documents, certificates, instructions, requests, or other instruments required to be delivered thereunder, to HWN. The Company and Seller shall cause HWN’s lenders to deliver the Payments directly JGBCL. This Consent shall automatically be deemed to be rescinded and of no further force and effect if the Payments have not been received by JGBCL by February 28, 2017.

4.           Amendments.

a.	Section 1 of the Debenture is hereby amended by replacing the reference to “$0.2043” in the definition of “Fixed Conversion Price” with “$0.04.”

b.	Section 4(b) of the Debenture is amended and restated in its entirety as follows:

“(b) Conversion Price. The conversion price (the “Conversion Price”) in effect on any Conversion Date shall be equal to the lower of: (a) the Fixed Conversion Price and (b) 80% of the lowest daily VWAP for the thirty (30) consecutive Trading Day period immediately preceding the applicable Conversion Date.”

c.	Section 1 of the Nate is hereby amended by replacing the reference to “$0.2043” in the definition of “Fixed Conversion Price” with “$0.04.”

d.	Section 4(b) of the Note is hereby amended and restated in its entirety as follows:

“(b) Conversion Price. The conversion price (the “Conversion Price”) in effect on any Conversion Date shall be equal to the lower of: (a) the Fixed Conversion Price and (b) 80% of the lowest daily VWAP for the thirty (30) consecutive Trading Day period immediately preceding the applicable Conversion Date.”

e.	Section 15(e) of the Amended and Restated Senior Secured Note issued May 17, 2016, by the Company in favor of JGBWL (the “Baby Note”) is amended by replacing the reference to “$0.2043” therein with “$0.04.”

f.	Section 2(b) of the Baby Nate, is amended and restated in its entirety as follows:

“(b) Conversion Price. The conversion price (the “Conversion Price”) in effect on any Conversion Date shall be equal to the lower of: (a) the Fixed Conversion Price and (b) 80% of the lowest daily VWAP for the thirty (30) consecutive Trading Day period immediately preceding the applicable Conversion Date.”

5.           No Modifications. Except as set forth in Section 4, nothing contained in this Consent shall be deemed or construed to amend, supplement or modify the Debenture, the Note or any other instrument or agreement executed by the Company or any Guarantor in connection therewith, or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

6.           Representations and Warranties. The Company represents and warrants to the Holders that, as of the date hereof, (i) no Event of Default under the Debenture or the Note has occurred or is continuing and (ii) the Company and each Guarantor has complied in all material respects with their respective obligations under any and all instruments or agreements executed by the Company or any Guarantor in connection with the transactions contemplated by the Debenture and the Note.

7.           Successors and Assigns. This Consent shall inure to the benefit of and be binding upon the Company and the Holders, and each of their respective successors and assigns.

8.           Governing Law. This Consent shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Consent and the parties submit to the personal jurisdiction of such courts.

9.           Counterparts. This Consent may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Consent by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Consent electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Consent.

10.         Disclosure. Company confirms that neither it nor any other person or entity acting on its behalf has provided Holders or their counsel with any information that constitutes or might constitute material, nonpublic information. The Company will disclose the material terms of this Consent and the transactions contemplated hereby by not later than 8 a.m. on March 1, 2018, or such earlier time as may be required by law, by means of a Current Report on Form 8-K filed with the Securities and Exchange Commission. Such Current Report on Form 8-K shall include the High Wire Agreement, and any other material agreement related to the foregoing. The Current Report on Form 8-K shall be subject to the prior review and comment of the Holders. From and after the filing of the Current Report on Form 8-K with the Securities and Exchange Commission, the Company acknowledges and agrees that the Holders shall not be in possession of any material, nonpublic information received from the Company or any person acting on its behalf.

11.         Expense Reimbursement. The Company shall have reimbursed the Holders for the fees of its outside counsel in the sum of $65,000 by wire transfer of immediately available funds to the account of outside counsel provided to the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date first above written.

lnterCloud Systems, Inc., as Company

By	/s/ Daniel Sullivan

Name: Daniel Sullivan
Title: Chief Accounting Officer

JGB (Cayman) Waltham Ltd., as Holder

By	/s/ Brett Cohen

Name: Brett Cohen
Title: President

JGB (Cayman) Concord Ltd., as Holder

By	/s/ Brett Cohen

Name: Brett Cohen
Title: President

[Signature page to Consent re: AWS and HighWire]

ACKNOWLEDGED:

T N S, INC.		INTEGRATION PARTNERS – NY CORPORATION

By:	/s/ Daniel Sullivan	By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan	Name:	Daniel Sullivan
Its:	Chief Accounting Officer	Its:	Chief Accounting Officer

ADEX CORPORATION		AW SOLUTIONS, INC.

By:	/s/ Daniel Sullivan	By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan	Name:	Daniel Sullivan
Its:	Chief Financial Officer	Its:	Chief Accounting Officer

RENTYM INC.		ADEX PUERTO RICO LLC

By:	/s/ Daniel Sullivan	By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan	Name:	Daniel Sullivan
Its:	Chief Accounting Officer	Its:	Chief Financial Officer

ADEXCOMM CORPORATION		TROPICAL COMMUNICATIONS, INC.

By:	/s/ Daniel Sullivan	By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan	Name:	Daniel Sullivan
Its:	Chief Financial Officer	Its:	Chief Accounting Officer

AW SOLUTIONS PUERTO RICO, LLC		RIVES MONTEIRO LEASING, LLC

By:	/s/ Daniel Sullivan	By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan	Name:	Daniel Sullivan
Its:	Chief Accounting Officer	Its:	Chief Accounting Officer

RIVES MONTEIRO ENGINEERING, LLC		NOTTINGHAM ENTERPRISES, LLC

By:	/s/ Daniel Sullivan	By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan	Name:	Daniel Sullivan
Its:	Chief Accounting Officer	Its:	Chief Accounting Officer

VAULTLOGIX, LLC

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Its:	Chief Accounting Officer

[GUARANTOR ACKNOWLEDGEMENT TO CONSENT DATED FEBRUARY [__], 2017]